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                                                                EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Bowater Incorporated

We consent to the use of our report dated February 7, 1997, on the financial statements of Bowater Incorporated (the "Company") for the three-year period ended December 31, 1996, incorporated herein by reference, which report appears in the December 31, 1996, annual report on Form 10-K of Bowater Incorporated, and to our report dated June 6, 1997, on the financial statements of the Bowater Incorporated/Carolina Division Hourly Employees' Savings Plan (the "Plan") for the two years ended December 31, 1996, incorporated herein by reference, which report appears in the December 31, 1996, annual report on Form 11-K of the Plan.


                                                     /s/
                                                     -------------------------
                                                     KPMG Peat Marwick LLP



Greenville, South Carolina
December 2, 1997